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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2004

                                 Friedman's Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-22356                  58-20583
(State or other jurisdiction  (Commission File Number)      (IRS Employer
    of incorporation)                                     Identification No.)


                             171 Crossroads Parkway
                             Savannah, Georgia 31422
                    (Address of principal executive offices)

                                 (912) 233-9333
              (Registrant's telephone number, including area code)

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                                TABLE OF CONTENTS


Item 5.   Other Events.
Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits
Item 9.   Regulation FD Disclosure
SIGNATURES
PRESS RELEASE


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Item 5. Other Events.

On June 29, 2004 Friedman's Inc. announced that Steve Moore had been named Chief Administrative Officer, General Counsel and Secretary. Mr. Moore will also manage various business units such as risk management, real estate, human resources and communications. Friedman's Inc. also announced that President and Chief Operating Officer Doug Anderson has resigned to pursue other interests. CEO Samuel Cusano will assume the role of President.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

          (c)  Exhibits

          The following exhibits are filed or furnished as a part of this report to the extent described in Items 5 and 9:

Exhibit
Number              Description
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10.1                Employment Agreement, dated as of June 29, 2004, by and
                    between Friedman's Inc. and C. Steven Moore.

10.2 Indemnification Agreement, dated as of June 29, 2004, by and between Friedman's Inc. and C. Steven Moore.

99.1                Press Release dated June 29, 2004

Item 9.             Regulation FD Disclosure.
                    On June 29, 2004 Friedman's Inc. issued a press release announcing that Steve Moore had been named Chief Administrative Officer, General Counsel and Secretary. Mr. Moore will also manage various business units such as risk management, real estate, human resources and communications. Friedman's Inc. also announced that President and Chief Operating Officer Doug Anderson has resigned to pursue other interests. CEO Samuel Cusano will assume the role of President. That press release, attached hereto as Exhibit 99.1, is furnished but not filed pursuant to Regulation FD.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Friedman's Inc.
                                (Registrant)


Date: June 30, 2004             By:   /s/ Samuel Cusano
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                                   Samuel Cusano
                                   Chief Executive Officer


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